                                                                EXHIBIT 10.01

                               THE HUNTER GROUP, INC.
                     EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN

    The Hunter Group, Inc., a Maryland corporation (the "Company"), hereby establishes the Hunter Group Stock Option Plan set forth herein (as the same may be amended from time to time, the "Plan"), effective as of the date specified herein.

                                   ARTICLE I
                                    GENERAL

    1.1 Purpose. The Company desires to afford certain of its key employees, and the key employees of any subsidiary or parent corporation of the Company now existing or hereafter formed or acquired, who are responsible for the continued growth of the Company (or such subsidiary or parent corporation) long-term performance incentives in the form of options (the "Options") to acquire shares of common stock, without par value, of the Company ("Common Stock"). Options granted pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee. The Options granted under the Plan are intended to be options that do not meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") for incentive options ("Non-Qualified Options").

    1.2 Effective Date; Duration. This Plan is the plan referred to in the agreements listed on Schedule 1 hereto (the "Existing Agreements") as "The Hunter Group Stock Option Plan," or "The Hunter Group's Stock Appreciation Rights Plan," and shall be deemed effective as of July 1, 1991 (the "Effective Date"). Upon the written acknowledgment of this Plan by the parties to the Existing Agreements, any "stock options," "stock appreciation rights," "grants" other awards referred to in the Existing Agreements shall be deemed to mean Options granted pursuant to this Plan. Except as provided in Article XVII, the Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of Shares (defined below), provided that no Option shall be granted ten years after the Effective Date.

    1.3   Definitions.

          (a) "Board" and "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Change of Control" shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than fifty percent (50%) of the outstanding Common Stock in a non-public sale,
(iii) the dissolution or liquidation of the Company, or (iv) any merger or consolidation of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the


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common stock of the surviving entity are not persons who held Common Stock of the Company immediately prior to such transaction.

          (c) "Closing Purchase Price" shall mean the purchase price for Options repurchased by the Company, as estimated and calculated for the closing of such a repurchase transaction in accordance with Section 10.3 below.

          (d)   "Common Stock" shall have the meaning set forth in Section
1.1 above.

          (e) "Estimated EBIT" shall mean the Company's estimated earnings before interest on long-term obligations and taxes for any fiscal year, as determined by the Board in its sole and absolute discretion.

          (f) "Estimated Fee Income" shall mean the Company's estimated income from consulting fees for any fiscal year, as determined by the Board in its sole and absolute discretion.

          (g) "Estimated Share Value" shall mean the value of Shares as of the end of any fiscal year, determined with reference to Estimated EBIT and Estimated Fee Income, as more fully described in Section 10.3(b) below.

          (h) "Exercised Vested Options" are Vested Options as to which an Exercise Notice has been delivered, but with respect to which the Company has not yet issued Shares or repurchased Options.

          (i)   "Exercised Notice" shall have the meaning set forth in
Section 6.1 hereto.

          (j) "Exercise Price" shall mean the price per Share at which any particular Option may be exercised.

          (k) "Final EBIT" shall mean the Company's earnings before interest on long-term obligations and taxes, consistent with its regularly prepared financial statement, as adjusted in the Board's sole and absolute discretion for certain extraordinary or non-recurring events for any fiscal year.

          (l) "Final Fee Income" shall mean the Company's income from consulting fees, consistent with its regularly prepared financial statement for any fiscal year.

          (m) "Final Purchase Price" shall mean the purchase price at which the Company shall repurchase Options, calculated in accordance with Article X below.

          (n) "Final Share Value" shall mean the value of Shares as of the end of any fiscal year, determined with reference to Final EBIT and Final Fee Income, as more fully described in Section 10.3(c) below.




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          (o)   "Option" shall mean an option granted to a Participant
hereunder to purchase newly issued Shares from the Company.

          (p) "Participant" shall mean any person meeting the criteria described in Article IV below who has been awarded an Option or Options hereunder.

          (q) "Permanent Disability" shall mean a mental or physical condition that, in the opinion of a licensed physician approved by the Board in its sole and absolute discretion, renders a Participant permanently incapable of satisfactorily performing his or her usual duties for the Company or the duties of such other position as the Company may make available to him for which he is qualified by reason of training, education or experience.

          (r) "Resign" or "Resignation" shall refer to the resignation by a Participant of his or her employment with the Company other than in connection with his or her Retirement.

          (s) "Retire" or "Retirement" shall refer to the resignation by a Participant of his or her employment with the Company on or after age 62, or the Participant's retirement, with the Company's consent, prior to age 62.

          (t) "Shares" shall mean shares of Common Stock issuable upon exercise of Options granted pursuant to the Plan.

          (u) "Share Certificate" shall mean a certificate representing Shares issued pursuant to the exercise of Options granted hereunder.

          (v) "Stock Option Certificate" shall mean a certificate, substantially in the form of Exhibit A hereto, evidencing Options granted to a Participant.

          (w) "Stockholders' Agreement" shall mean the Stockholders' Agreement among the Company and its Stockholders, the form of which is attached as Exhibit B hereto.

          (x) "Termination for Cause" shall mean, (i) with respect to an employee who is a party to a written employment agreement with the Company containing a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in such agreement, or (ii) with respect to an employee who is not a party to such a written employment agreement with the Company, then upon a determination by the Board, in its sole and absolute discretion, that one or more of the following has occurred: (A) any intentional or willful failure by an employee to substantially perform his or her employment duties, (B) an employee's gross negligence or willful misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any material breach by an employee of any covenant contained in the instrument pursuant to which an Option is granted to such an employee under the Plan, or any material breach under any other agreement with the Company to which the employee is a party, or (D) an employee's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a




                                       -3-


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misdemeanor which results in or is reasonably expected to result in material economic or reputational injury to the Company or any of its subsidiaries or affiliates.

          (y) "Triggering Event" means the termination of a Participant's employment with the Company, which termination gives rise to the Company's repurchase of Options from such Participant hereunder, or, in the absence of a termination of employment, the delivery of an Exercise Notice by a Participant, which gives rise to the Company's repurchase of Options pursuant to Section 6.3 below.

          (z) "Unexercised Vested Options" are Vested Options as to which an Exercise Notice has not been delivered.

          (aa) "Unvested Options" shall mean those Options granted to a Participant as to which such Participant does not have a current right to exercise.

          (bb) "Vested Options" shall mean those Options granted to a Participant as to which such Participant has a current right to exercise.


                                    ARTICLE II
                      AMOUNT OF STOCK SUBJECT TO THE PLAN

    2.1 Number of Shares. The total number of Shares which may be purchased or acquired pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, One Hundred Thousand (100,000) subject to adjustment as provided in Section 9.1 hereof.

    2.2 Repurchase, Expiration and Termination. If and to the extent that Options granted under the Plan are repurchased or canceled by the Company pursuant to Section 8.1 or 8.2 below or otherwise, or expire or terminate without having been exercised, the Shares covered by such expired or terminated Options shall again be subject to Options granted or to be granted under the Plan.


                                     ARTICLE III
                                   ADMINISTRATION

    3.1 In General. The Plan shall be administered by the Board, provided that the Board may delegate any or all of its administrative duties to a committee consisting of two (2) or more directors and, to the extent such a delegation is made, all references herein to the Board shall be deemed to refer to such committee. In addition to the items set forth in Section 3.2 below and elsewhere in this Plan, the Board shall have the full and final authority to conclusively construe and interpret the provisions of the Plan and the Options granted thereunder and decide all




                                       -4-


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questions of fact arising in its application, and to make all other determinations necessary or advisable for the administration of the Plan and Options.

    3.2 Authority of the Board. In furtherance and not in limitation of the Board's authority granted under Section 3.1 above and elsewhere under this Plan, the Board shall have authority, in its discretion, to take any of the following actions:

          (a) To determine the employees to whom Options shall be granted, the time when such Options shall be granted, the number of Shares which shall be subject to each Option, the Exercise Price of each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part) and the other terms and provisions thereof.

          (b) To amend the Plan and any Options granted thereunder and to prescribe, amend and rescind rules and regulations relating to the Plan, subject to Articles XVI and XVII below.

          (c) To require, in its discretion, as a condition of any Option grant or exercise, that the Participant agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of any Option for some period of time following the date of the acquisition or exercise of such Option, and (ii) to certain covenants concerning confidential information relating to the Company and its subsidiaries and affiliates and the ownership and protection of certain intellectual property developed during such employee's period of employment.

          (d) To establish, in its discretion, performance standards for determining the periods during which Options shall be exercisable and the number of Shares issuable upon such exercise, including, without limitation, standards based on the earnings of the Company and/or its subsidiaries for various fiscal periods. The Board shall define any such performance criteria and, from time to time, the Board in its sole discretion in administering the Plan may make adjustments to any such performance criteria for any fiscal period so that extraordinary or unusual charges or credits, acquisitions, mergers, consolidations, and other corporate transactions and other elements of or factors influencing the calculations of earnings or any other performance standard do not distort or affect the operation of the Plan in a manner inconsistent with the achievement of its purpose.

          (e) To employe such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and rely upon any opinion or computation received from any such legal counsel, consultant or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

          (f) To enter into an agreement with any Participant for the repurchase of such Participant's Options, provided that the Purchase Price for such Options is determined in accordance with Article X below.




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    (g)  To perform any and all other acts necessary or proper for the administration of the Plan.

    3.3 NON-UNIFORM DETERMINATIONS. The Board's determinations under the Plan, including, without limitation, determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the Stock Option Certificates evidencing same, need not be uniform and may be made by the Board selectively among Participants, regardless of whether such Participants are similarly situated.

    3.4 DETERMINATIONS CONCLUSIVE: INDEMNIFICATION. The determination of the Board on matters referred to in this Article III and elsewhere in this Plan shall be conclusive. No member or former member of the Board shall be liable for, and the Company shall indemnify and hold harmless each member and former member of the Board from and against any claims, actions or damages arising out of any action or determination made by such Board member or former Board member in good faith with respect to, the Plan or any award of Options granted hereunder.

                                  ARTICLE IV
                                 ELIGIBILITY

    4.1 KEY EMPLOYEES. Persons eligible to become Participants hereunder shall be limited to key employees of the Company or of any subsidiary corporation or parent corporation of the Company, who, in the opinion of the Board, are in positions in which their actions, decisions and counsel significantly impact upon the growth and financial success of the Company. Any person who shall have retired from active employment by the Company or a subsidiary corporation shall not be eligible to receive any Options.

    4.2 NO RIGHT TO PARTICIPATE. The Plan does not create a right in any employee to become a Participant in the Plan or otherwise to have any Options granted to him or her.

                                 ARTICLE V
                          EFFECTIVENESS OF OPTIONS:
                          STOCK OPTION CERTIFICATE

    5.1 CONDITION TO EFFECTIVENESS OF OPTION. Notwithstanding anything contained herein to the contrary, no Option granted hereunder shall be deemed effective unless, within thirty (30) days after the date of the Stock Option Certificate or such other date as may otherwise be determined by the Board, the Participant shall have executed and returned one copy of the Stock Option Certificate to the Company at its principal place of business. Each Stock Option Certificate, which may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together constitute one and the same agreement, shall be binding upon each of the Company and the Participant.




                                     6
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    5.2  STOCK OPTION CERTIFICATE.  Each Option shall be evidenced by a Stock
Option Certificate substantially in the form of Exhibit A hereto, or in such other form as the Board shall approve from time to time, provided that the Stock Option Certificate shall incorporate therein by reference all of the terms and provisions of this Plan, and contain in substance the following terms, as well as any other terms deemed necessary or desirable by the Board:

         (a) The Exercise Price per Share deliverable upon the exercise of an Option, which Exercise Price shall be fixed by the Board in its sole discretion, and may be more or less than the fair market value of the Common Stock on the day the Option is granted; and

         (b) The period or periods of time, as determined by the Board, within which the Option may be exercised by the Participant, in whole or in part, provided that the Option may not be exercised later than ten years after the date of the grant of the Option. The Board shall have the power to permit, in its discretion, an aceleration of such exercise terms under such circumstances and upon such terms and conditions as it deems appropriate.

                                 ARTICLE VI
                             EXERCISE OF OPTIONS

    6.1 NOTICE FROM PARTICIPANT. Options granted under the Plan shall be exercised by a Participant as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof in the form attached as Exhibit A to the Stock Option Certificate to the Chief Financial Officer of the Company at the principal business office of the Company, specifying the number of Shares with respect to which such Options are being exercised and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased (the "EXERCISE NOTICE").

    6.2 CONDITIONS TO ISSUANCE OF SHARES. Subject to Section 6.3 below and the terms and conditions of Articles VIII and XII through XV hereof and those set forth in the Stock Option Certificate, upon the exercise of an Option in accordance with Section 6.1 above, the Company shall cause the purchased Shares to be issued on the date specified in the notice of exercise, provided that it shall have received, at its principal business office (i) the full amount of the Exercise Price for the Shares in cash or by certified check,
(ii) a copy of the Stockholders' Agreement executed by the Participant, which shall apply to the Shares to be issued to the Participant under the Option and to all other Shares owned by the participant, however and whenever acquired, (iii) any other items required under the Stock Option Certificate, and (iv) any other items referred to elsewhere in this Plan. Any Share Certificates for the Shares so purchase shall be delivered to the Participant at the principal business office of the Company.

    6.3 COMPANY'S RIGHT TO REPURCHASE OPTIONS. Notwithstanding anything contained herein to the contrary, upon receipt of an Exercise Notice delivered by a Participant in accordance with Section 6.1 above, whether in connection with the termination of such




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Participant's employment as described in Section 8.2 below or otherwise, the
Company shall have the right and option to purchase, by the date specified in the Exercise Notice for the delivery of the purchase price and issuance of Shares, all or any portion of the Option being exercised for a purchase price determined in accordance with Article X below.

     6.4 PROCEEDS. The cash proceeds of the sale of Shares pursuant to the exercise of Options shall be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

                                ARTICLE VII
                   TERM OF OPTIONS AND LIMITATIONS ON
               TRANSFERABILITY AND THE RIGHT TO EXERCISE

     7.1 RIGHT TO EXERCISE OPTIONS. Except as otherwise specifically set forth in this Plan, any Option shall be exercisable at such times, in such amounts, and during such period or periods as the Committee shall determine at the date of the grant of such Option and such terms shall be reflected in the Stock Option Certificate.

     7.2 ACCELERATION OF RIGHT TO EXERCISE. Subject to the provisions of
Article XVI, the Board shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     7.3 EXPIRATION OF OPTIONS. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     7.4 NO FRACTIONAL SHARES. In no event shall an Option granted hereunder be exercised for a fraction of a Share.

     7.5 NON-TRANSFERABILITY OF OPTIONS. No Option granted hereunder shall be transferable, whether by operation of low or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable during the lifetime of the holder only by such holder. Except as provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

                              ARTICLE VIII
        DISPOSITION OF OPTIONS UPON TERMINATION OF EMPLOYMENT

     8.1 TERMINATIONS FOR CAUSE. Upon the Termination for Cause of any Participant, all Options granted to the Participant (including Exercised Vested Options, Unexercised Vested Options and Unvested Options) shall be terminated and canceled immediately upon the date of the Termination for Cause.




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     8.2 ALL OTHER TERMINATIONS OF EMPLOYMENT. Upon the termination of employment of a Participant for any reason other than a Termination for Cause, the disposition of Options shall be governed by this Section 8.2.

          (a) UNVESTED OPTIONS. Upon termination of the employment of any Participant with the Company, all Unvested Options owned by such employee shall terminate and become null and void, except as otherwise specified in
Section 8.2(b)(iii) or 9.2 or in the Stock Option Certificate.

          (b) UNEXERCISED VESTED OPTIONS.

               (i) RESIGNATION OR RETIREMENT. In the case of any Resignation or Retirement of a Participant, any Unexercised Vested Options owned by such Participant on the last day of such Participant's full-time employment with the Company shall terminate and become null and void.

               (ii) TERMINATION BY COMPANY. In the case of the termination by the Company of a Participant's employment (other than in connection with a Change of Control or as contemplated under Section 8.1 above), the Unexercised Vested Options owned by such Participant shall terminate and become null and void on the last day of such Participant's full-time employment with the Company, provided that if the Company has given the Participant fewer than five (5) days advance notice of employment termination, the Participant's Unexercised Vested Options shall terminate and become null and void five (5) days after such notice is given or, if no advance notice is given, five (5) days after the Participant's last day of employment with the Company.

                (iii) DEATH OR PERMANENT DISABILITY.

                      (A) Upon the termination of employment of a Participant due to his or her death or Permanent Disability, any Unvested Options that are scheduled to vest within twelve (12) months after such death or Permanent Disability occurs shall become immediately and fully vested as of the date of the Participant's death or Permanent Disability; provided, however, that all of such Participant's Unexercised Vested Options (including those accelerated pursuant to the foregoing clause) shall terminate and become null and void ninety (90) days after the date of death or determination of Permanent Disability.

                      (B) For purposes of this Section 8.2(b)(iii), all references to a "Participant" shall be deemed to include the personal or legal representatives, heirs, beneficiaries, legatees or devisees of a Participant who is deceased or Permanently Disabled, as the case may be.

          (c) EXERCISED VESTED OPTIONS. Except as provided in Section 8.1 above, any Exercised Vested Options owned by a Participant at the time of termination of his or her




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employment shall be treated wholly in accordance with Article VI above, without regard to such termination.

     8.3 TRANSFERS: SUBSIDIARIES.

         (a) NO TERMINATION UPON TRANSFER. A termination of employment shall not be deemed to occur by reason of (i) the transfer of a Participant from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company, or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

         (b) DISSOLUTION OR SALE OF SUBSIDIARY. Upon the substantially complete liquidation or dissolution of a subsidiary corporation of the Company, or if the Company ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of such subsidiary corporation, any Participant employed by such subsidiary corporation will be deemed to have been terminated by the Company, and any Options then held by such Participant shall be subject to Section 8.2 above.

                                ARTICLE IX
         ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     9.1 CHANGES IN OUTSTANDING CAPITAL STOCK. Upon any change in the outstanding capital stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse split, split-up, split-off, combination of shares, exchange of shares, or other like change, regardless of whether or not such change involves a Change of Control, the Board shall be entitled to make any such adjustment to each outstanding Option that it, in its sole discretion, deems appropriate. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board shall make any further adjustment as may be appropriate to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options and the number of Shares and prices per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board as to these matters shall be conclusive.

     9.2 CHANGE OF CONTROL.

         (a) Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Board may, in its sole and absolute discretion, and without obtaining Participant approval, take any one or more of the following actions:




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              (i)  Accelerate the vesting of any outstanding Unvested
     Options (or portion thereof), or declare any outstanding Unvested Options terminated, null and void upon such Change of Control; and/or

             (ii) Require any or all Option holders to surrender any outstanding Options (or portion thereof) to the Company for cancellation for a purchase price determined and paid in accordance with Article X below.

        (b) If, within the twelve (12) month period following a Change of Control, the employment of a Participant is terminated by the Company due to the redundancy of the Participant's employment position with the employment position of one or more other employees of the Company, but in no case in connection with a Termination for Cause, each Unvested Option theretofore granted to the Participant, to the extent any such Unvested Options are outstanding, shall become immediately vested and exercisable and the Company, at the election of the Participant, shall have the obligation to repurchase from the Participant all of his or her Options. The purchase price for such Options shall be determined and paid in accordance with Article X below. Any such Options which are not repurchased by the Company shall remain in full force and effect until exercise or expiration thereof in accordance with their terms.

        (c) In any Change of Control transaction (including, without limitation, a reorganization in which the holders of Shares receive securities of another corporation), any Options granted hereunder, to the extent any such Options are outstanding after the effective date of such transaction, will pertain to and apply to the securities to which a holder of Shares at the time of the Change of Control transaction is entitled to receive in connection therewith.

                                   ARTICLE X
                      PURCHASE PRICE FOR OPTIONS: PAYMENT

    10.1  General.

          (a) If there is then a public market for the Common Stock, the purchase price for Options repurchased by the Company pursuant to Sections 6.3, 8.2(b)(i), 8.2(b)(ii), 8.2(b)(iii), 9.2(a) or 9.2(b) above shall be equal to the closing share price on the date of the Triggering Event, reduced by the Exercise Price per Share with respect to each Share that would be issuable upon exercise of the Options being repurchased.

          (b) If there is no public market for the Common Stock on the date of a Triggering Event, the purchase price for Options repurchased by the Company pursuant to Sections 6.3, 8.2(b)(i), 8.2(b)(ii), 8.2(b)(iii), 9.2(a) or 9.2(b) above shall be equal to the greater of (i) the value of the consideration paid for Shares in the Change of Control transaction, if Options are repurchased by the Company pursuant to Sections 9.2(a) or 9.2(b) above, or (ii) the Final Purchase Price, determined in accordance with Sections 10.3 and 10.4 below, in each case




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

reduced by the Exercise Price per Share with respect to each Share that would be issuable upon exercise of the Options being repurchased.

    10.2  Payment.

          (a) Payment of the purchase price for any Options purchased by the Company under this Agreement shall be made by the Company, provided that the Participant releases its rights under the Plan by executing and delivering to the company a release in the form attached hereto as Exhibit C, as follows:
(i) and amount equal to at least twenty percent (20%) of the purchase price (or, if the purchase price is to be equal to the Final Purchase Price, then twenty percent (20%) of the Closing Purchase Price) shall be paid in cash at the time of the Option repurchase, and (ii) the balance of the purchase price shall be paid in no more than four (4) equal annual installments in accordance with the terms of a promissory note in the form attached hereto as Exhibit D (the "Note") in an original principal amount equal to the balance of the purchase price (or, if the purchase price is to be equal to the Final Purchase Price, the balance of the Closing Purchase Price), with interest on the outstanding principal balance set at the rate then applicable to the Company's line of credit less one percent (1%). If the purchase price is to be equal to the Final Purchase Price, then the principal amount of the Note and the payments thereunder shall be adjusted upon determination of the Final Purchase Price in accordance with Section 10.2(b) below.

          (b) If the purchase price is to be equal to the Final Purchase Price, the company shall determine the Final Purchase Price within one-hundred twenty (120) days after the end of the fiscal year in which the Triggering Event takes place. To the extent that the Final Purchase Price exceeds or is less than the Closing Purchase Price, the principal amount of the Promissory Note will be deemed to be increased or decreased, respectively, by the amount of such excess or shortfall. Any remaining payments of principal under the Promissory Note shall be ratably adjusted in a like manner, and interest shall be deemed to have commenced to accrue on the principal amount, as adjusted, as of the original date of the Note.

    10.3  Determination of Closing Purchase Price.

          (a)  The Closing Purchase Price shall be equal to:

               (i) the Final Share Value as of the end of the fiscal year immediately prior to the fiscal year in which the Triggering Event takes place, plus or minus, as the case may be,

              (ii) (x) the difference between the Estimated Share Value as of the end of the fiscal year in which the Triggering Event takes place, less the Final Share Value as of the end of the fiscal year immediately preceding the fiscal year in which the Triggering Event takes place, times

                    (y) the number of whole months in the fiscal year in which the Triggering Event takes place that elapsed prior to the date of the Triggering Event, divided by twelve.

              (iii) The Closing Purchase Price, as determined in accordance with items (i) and (ii) above, or any of the components thereof, may be adjusted in any manner deemed appropriate or advisable by the Board of Directors in its sole discretion, or the Board of Directors, in its sole discretion, may determine the Closing Purchase Price taking into account any other valuation factors it deems appropriate, whether or not described under this Section 10.3.

         (b) For purposes of the foregoing, "Estimated Share Value" shall be equal to the production of:

                (i) the sum of: (x) 80% of the product of 1.6 times Estimated Fee Income, plus (y) 20% of the product of 8 times Estimated EBIT, times

                (ii) a fraction, the numerator of which shall be equal to the number of Shares issuable upon exercise of the Option(s) being repurchased, and the denominator of which shall be equal to the sume of:

                       (x) the total number of shares of Common Stock issued and outstanding on the last day of the month immediately preceding the Triggering Event, plus

                       (y) the total number of Shares issuable upon exercise of all Options issued and outstanding on the last day of the month immediately preceding the Triggering Event.

         (c) For purposes of the foregoing, " Final Share Value" shall be calculated in the same manner as the Estimated Share Value, except that Final Fee Income and Final EBIT shall be used in place of Estimated Fee Income and Estimated EBIT, respectively.

    10.4 Determination of Final Purchase Price. The Final Purchase Price shall be calculated or otherwise determined in the same manner as the Closing Purchase Price, except that the Final Share Value, rather than Estimated Share Value, shall be used with respect to the fiscal year in which the Triggering Event takes place.

                                  ARTICLE XI
                         RIGHT TO TERMINATE EMPLOYMENT

    The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of Options or Shares and it shall not impose any obligation on the part of any holder of Options or Shares to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

                                  ARTICLE XII
                            PURCHASE FOR INVESTMENT

    The Board may require an employee, as a condition upon exercise of any Option granted hereunder, to executive and deliver to the company (a) stock powers with respect to Shares underlying a particular Option and required to be held by a custodian, and (b) a written statement, in form satisfactory to the Board in which the employee represents and warrants that Shares are being acquired for such employee's own account for investment only and not with a view to the resale or distribution thereof. The employee shall, at the request of the Board, be required to represent and warrant in writing that any subsequent resale or distribution of Shares by the employee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"),which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the employee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

                                 ARTICLE XIII
                         SHARES AND SHARE CERTIFICATES

    13.1 Share Certificates. Any Share Certificates for Shares issued upon exercise of Options granted hereunder shall be issued by the Comapny and registered only in the name of the person exercising the Option.

    13.2 Stockholders' Agreement. Shares purchased pursuant to Options granted under this Plan shall be subject to all of the terms and conditions, including, without limitation, repurchase by the Company, set forth in the Stockholders' Agreement and any other terms that may be set forth in the Stock Option Certificate.

    13.3 Legend. The Company may endorse such legend or legends upon the Stock Option Certificates and Share Certificates issued pursuant to the Plan and, if a transfer agent has been engaged by the Company, may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

    13.4 Expenses. The Company shall pay all issue and transfer taxes with respect to the issuance of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance. If the issuance of Shares requires the filing of a Registration Statement under the Securities Act or an amendment of a previously filed Registration Statement, the person to receive the Shares shall bear all fees and expenses relating to such filing. However, if the Company is filing a Registration Statement or amendment for its own corporate purposes (and the Company so states), the person to receive the Shares shall bear only the fees and expenses that are attributable solely to the inclusion of such Shares in the Registration Statement or amendment.

    13.5 Fully Paid, Non-Assessable Shares. All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

                                  ARTICLE XIV
                               WITHHOLDING TAXES

    The Company may require a Participant exercising an Option granted hereunder (or require a Participant upon any repurchase by the Company of an Option) to reimburse the corporation that employs such Participant for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of the Shares to be issued upon Option exercise, or upon any Option repurchase. In lieu thereof, the corporation that employs such Participant shall have the right to withhold the amoount of such taxes from any other sums due or to become due from such corporation to the Participant upon such terms and conditions as the Board shall prescribe. The corporation that employs such Participant may, in its discretion, hold the Share Certificate to which the Participant is entitled upon the exercise of an Option or offset any unpaid portion of the Purchase Price for any Option, as security for the payment of such withholding tax liability.

                                  ARTICLE XV
                     LISTING OF SHARES AND RELATED MATTERS

    The Board may delay any award, issuance or delivery of Shares if it determines that listing, registration or qualification of Shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

                              ARTICLE XVI
                         AMENDMENT OF THE PLAN


     The Board may, in its sole and absolute discretion from time to time, amend the Plan, provided that no amendment shall be made without the approval of the stockholders of the Company that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article IX), (ii) modify the provisions of the Plan relating to eligibility, or (iii) materially increase the benefits accruing to Participants under the Plan. The Board shall be authorized to amend the Plan (including the form of any exhibit thereto) and the Options granted thereunder, provided that the rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be materially and adversely affected by amendment of the Plan or such Option (as determined in the sole and absolute discretion of the Board) without the consent of the holder of such OPtion.

                              ARTICLE XVII
                 TERMINATION OR SUSPENSION OF THE PLAN


    Notwithstanding the provisions of Section 1.2 above, the Board may at any time suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Board to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III shall continue after such termination or during such suspension.

                              ARTICLE XVIII
                              MISCELLANEOUS

     18.1 Governing Law. The Plan and such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     18.2 Partial Invalidity. The invalidity or unenforceability of any provision hereof shall not be deemed to affect the validity or enforceability of any other provision.

     18.3 No Rights as Stockholder. A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to Options granted hereunder unless and until (a) the Option is exercised under its terms, (b) the company has issued and delivered the Share Certificates to the Participant,and (c) the Participant's name has been entered as a stockholder of record on the books of the Company.

                                 EXHIBIT A
                                    TO
                EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN

                          STOCK OPTION CERTIFICATE


PARTICIPANT __________________________________

ADDRESS     __________________________________

            __________________________________


TOTAL NUMBER OF SHARES UNDER OPTION:  ________________

DATE OF THIS CERTIFICATE/AWARD DATE:  _________________


     This STOCK OPTION CERTIFICATE is issued pursuant to THE HUNTER GROUP, INC. EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN, effective July 1, 1991, authorized and approved by the Board of Directors of The Hunter Group, Inc., a Maryland corporation (the "Company") on ___________________, 1996 (the "Plan"). Unless the context otherwise required, all terms defined in the Plan shall have the same meaning when used herein. The Plan provides for the grant of OPtions to certain key employees of The Hunter Group, Inc. (the "Company") and any subsidiary or parent corporation of the Company. A copy of the Plan is annexed hereto as Exhibit A and shall be deemed a part hereto as if fully set forth herein.

     This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     Subject to the terms and conditions set forth herein and in the Plan, as the same may be from time to time amended, the Company hereby grants to you, as of the date of this Certificate, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, an Option to purchase an aggregate of _____________ Shares of the Company's Common Stock at a price of $________ per Share. For purposes of the purchase by the Company of Options (pursuant to the Plan) or Shares (pursuant to the Stockholders' Agreement), the current estimated value per Share of the Company's Common Stock, calculated in accordance with Section 10.3 of the Plan and Section 5.3 of the Stockholders' Agreement is $____________. Please note that this value is stated for your reference only and will increase or decrease commensurate with the Company's financial performance, as well as the total number of Shares and Options from time to time outstanding. The value of the Shares and any component used in determining the value of the Shares is also subject to adjustment by the Board of Directors in its sole discretion. There can be no guarantee, and no representation is made by the Company, that the estimated value of the Shares subject to the Option being granted to you will remain at $_________ per Share at the time your Option vests or is exercised, or at the time your Option or Shares are purchased by the Company, or that the estimated value will approximate the actual value of such Shares, as determined by the Board after the close of any fiscal year of the Company.

     Subject to the conditions, provisions and limitations contained in the Plan and this Certificate, this Option or any part thereof may be exercised by you by completing and delivering a copy of the Exercise Notice attached as Exhibit B hereto and fulfilling the other requirements and conditions of exercise set forth in the Plan and as may be required by the Board of Directors, beginning on _____________________, 19___, as set forth below;

     Beginning on ________________, 19___, you may purchase up to ___________
Shares.

     Beginning on ________________, 19___, you may purchase up to an additional _____________ Shares. Beginning on _______________, 19____, you
may purchase up to an additional ______________ Shares.

     In no event shall you exercise this Option for a fraction of a Share.

     The unexercised portion of the Option granted herein will automatically and without notice terminate and become null and void upon the expiration of ten (10) years from the date of the grant of this Option or sooner under certain circumstances described in the Plan.

     Any exercise of this Option shall be in writing addressed to the Chief Financial Officer of the Company at the principal place of business of the Company; shall indicate the Option Certificate Number, the number of Shares as to which the Option is being exercised and the Exercise Price therefor; and shall be accompanied by (i) a certified or bank cashier's check payable to the order of the Company in the full amount of the Exercise Price of the Shares so purchased, and (ii) a copy of the Stockholders' Agreement attached as Exhibit B to the Plan executed by you, if one is not already on file with the Company.

     This Option is not transferable by you other than by will or the laws of of descent and distribution, and is exercisable, during your lifetime, only by you. This Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

     You hereby acknowledge that the Company may endorse appropriate legends upon the certificate(s) evidencing the Shares as the Company, in its sole discretion, determines to be necessary or appropriate to (i) implement the terms of the Plan and/or (ii) to comply with applicable securities laws.

     You hereby covenant and agree with the Company that if, at the time of exercise of this Option, the Company has not duly registered the Shares subject to this option under the

Securities act of 1933 as amended (the "Act"), (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer or sale of any such Shares will be made either pursuant to (x) an effective Registration Statement on an appropriate form under the Act, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

     As provided in the Plan, the Company may withhold from sums sue or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the exercise of this Option, or may require you to reimburse the Company in such amount. The Company may hold the Share Certificate(s) to which you are entitled upon the exercise of this Option as security for the payment of withholding tax liability, until cash sufficient to pay such liability has been accumulated.

     The provisions of this Stock Option Certificate are subject to all of the terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling tin the event of any conflicting or inconsistent provisions.

     Under certain circumstances more fully described in the Plan, the Option granted under this Stock Option Certificate may be subject to repurchase by the Company until such time as the Company has actually issued you Shares in respect of the Option, notwithstanding your prior delivery to the Company of all items required for the exercise of the Option. Also as described in the Plan, the time or times at which OPtions may be exercised and the date or dates upon which unexercised Options will lapse as set forth herein may be subject to change in the discretion of the Board or under the other circumstances described in the Plan.

     This Stock Option Certificate is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company.

     [IT IS A CONDITION TO THE EFFECTIVENESS OF THIS OPTION AND THE OBLIGATION OF THE COMPANY TO ISSUE ANY SHARES HEREUNDER THAT, WITHIN THIRTY (30) DAYS AFTER THE DATE HEREOF, YOU SHALL HAVE EXECUTED AND RETURNED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, AND THE COMPANY SHALL BE ACTUALLY IN RECEIPT OF, A COUNTERPART COPY OF THIS STOCK OPTION CERTIFICATE. BY EXECUTING AND RETURNING THIS STOCK OPTION CERTIFICATE, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL OF THE TERMS AND CONDITIONS OF THE OPTION SET FORTH HEREIN AND IN THE PLAN. IF YOU HAVE NOT EXECUTED AND
RETURNED A COPY OF THIS STOCK OPTION

CERTIFICATE AS PROVIDED ABOVE, THE OPTION EVIDENCED HEREBY SHALL
AUTOMATICALLY AND WITHOUT ANY FURTHER NOTICE TERMINATE AND BE NULL AND VOID.]

     BY SIGNING BELOW, YOU HEREBY ACKNOWLEDGE THAT THE OPTIONS EVIDENCED HEREBY CONSTITUTE AND REPRESENT ALL OF THE AWARDS (INCLUDING, WITHOUT LIMITATION, ANY AND ALL OPTIONS, STOCK OPTIONS, STOCK OPTION GRANTS, SARS, STOCK APPRECIATION RIGHTS, STOCK GRANTS AND OTHER RIGHTS TO ACQUIRE EQUITY SECURITIES OF THE COMPANY OR EQUITY EQUIVALENTS OR OTHER AWARDS OF ANY KIND OR NATURE) REFERRED TO IN THAT CERTAIN AGREEMENT DATED _________________, 199
___ BETWEEN THE UNDERSIGNED AND THE COMPANY AND IN ANY OTHER ORAL OR WRITTEN COMMITMENT OR AGREEMENT MADE BY THE COMPANY PRIOR TO THE DATE OF THIS CERTIFICATE (COLLECTIVELY, THE "EXISTING AGREEMENT"), AND DO NOT CONSTITUTE ANY ADDITIONAL OPTIONS, AWARDS OR RIGHTS OF ANY KIND OR NATURE. THE UNDERSIGNED FURTHER ACKNOWLEDGES AND AGREES, IN CONSIDERATION OF THE ADOPTION OF THE PLAN BY THE COMPANY AND THE DELIVERY OF THIS CERTIFICATE TO THE UNDERSIGNED, THAT THE PLAN REFERRED TO HEREIN IS THE OPTION PLAN CONTEMPLATED BY THE EXISTING AGREEMENT AND THAT ALL OF THE TERMS AND CONDITIONS SET FORTH THEREIN SHALL GOVERN ALL ASPECTS OF THIS OPTION.]


                                         THE HUNTER GROUP, INC.



                                         By: ___________________________ (SEAL)

                                         Name: ________________________________

                                         Title: _______________________________



ACCEPTED:



__________________________________
Signature of Participant


__________________________________
Name of Participant - Please Print


Date: ____________________________